TRANSFINANCIAL HOLDINGS, INC.




                               RESTATED BYLAWS





                         AS ADOPTED NOVEMBER 8, 1997
























                               RESTATED BY LAWS
                                      OF
                        TRANSFINANCIAL HOLDINGS, INC.


                                  ARTICLE I

                                   OFFICES


Section 1. Registered Office. The registered office of the Corporation shall be located at such place in the State of Delaware as the Board of Directors may from time to time authorize by duly adopted resolution.

Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                                 STOCKHOLDERS


Section 1. Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as the Board of Directors shall specify, as set forth in such notice thereof.

Section 2. Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors.

Section 3. Place of Meeting. Meetings of the stockholders may be held at any place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and specified in the notice of meeting or a waiver of notice thereof.

Section 4. List of Stockholders. At least ten (10) days before every meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting.

Section 5. Notice. Written notice of each meeting of stockholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty
               (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, notice of a stockholders' meeting shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 6. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any annual or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of the stockholders of this Corporation, the holders of a majority of the outstanding shares entitled to vote thereat present in person or by proxy shall constitute a quorum. If a quorum is not present or represented at such meeting, the affirmative vote of a majority of shares represented at any meeting, in person or by proxy, may adjourn any meeting of stockholders until a quorum is present.
               In all matters other than the election of directors, every decision of a majority of shares of stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders unless a larger vote is required by the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware then in effect. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Section 8. Adjourned Meetings. Any stockholders' meeting may be adjourned from time to time by the Chairman of such meeting until its business is completed, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.


Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period, and then only within the period specified.

Section 10. Elections of Directors. All elections of directors shall be by written ballot.

Section 11.    Action by Consent.

               (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

               (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events, within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

               (c) In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or any related revocation or revocations, the Secretary of the corporation shall provide for the safekeeping of such consents and revocations and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such consents and revocations and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the consents have given consents. Alternatively, the Board of Directors in its sole discretion may appoint one or more inspectors of elections to conduct such investigation.

               (d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in the manner provided in Section 11(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner provided in Section 11(b).

Section 12. Inspectors of Election. The Board of Directors, the Chairman of the Board or the President shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. At the meeting, the inspector or inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, or any other court having jurisdiction of the matter, upon application by a stockholder shall determine otherwise.

Section 13.    Advance Notice of Stockholder Nominations and Stockholder
               Proposals.

               (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation at any meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at any such meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of record of the corporation who is entitled to vote in the election of directors at such meeting and who complies with the notice procedures set forth in Section 13(b).

               (b) If a stockholder proposes to nominate one or more candidates for election as directors at a meeting of stockholders at which directors are to be elected, the stockholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, the stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days prior to the date scheduled for such meeting; provided, however, that if notice or public announcement of the scheduled date of the meeting is not given or made at least seventy (70) days prior to the date scheduled for the meeting, such stockholder's notice must be so delivered to the Secretary not more than ten (10) days following the day on which such notice of meeting was mailed or such public announcement was made, whichever is earlier. In no event shall the postponement, deferral or adjournment of a stockholders' meeting commence a new time period for the giving of notice by a stockholder as described above. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
               (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by the person and (D) any other information concerning the person that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of such person as a director under Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder (B) the name and address of the beneficial owner, if any, on whose behalf the nomination(s) are made, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such stockholder and any such beneficial owner, (D) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of he Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               (c) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of record of the corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 13(d). Any business to be brought before the annual meeting by any stockholder must also be a proper matter for stockholder action.

               (d) If a stockholder proposes to bring business before an annual meeting of stockholders, the stockholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation within the period specified in Section 13(b) hereof. In no event shall the postponement, deferral or adjournment of a stockholders' meeting commence a new time period for the giving of notice by a stockholder.

               To be in proper written form, a stockholder's notice to the Secretary must set forth (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of such stockholder, (iii) the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such stockholder and any such beneficial owner, (v) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (vi) a description of any material financial or other interest of such stockholder or beneficial owners in such proposal and (vii) any other information that would be required to be disclosed in a proxy statement soliciting proxies for approval of the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

               (e) The Board of Directors, or a designated committee thereof, may reject any stockholder's nomination or stockholder's proposal which is not timely made in accordance with the provisions of this Section 13. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not comply with the requirements of this Section 13 in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the stockholder, or such shorter time as may reasonably be deemed appropriate by the Board or committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 13 in any material respect, then the Board of Directors or committee may reject such stockholder's notice.

               (f) Notwithstanding the procedures set forth in Section 13(e) hereof, if the Board of Directors or any committee thereof does not make a determination as to whether a stockholder's notice complies with the provisions of this Section 13, the chairman of the meeting shall make the determination and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has not so complied, then unless the chairman in his or her sole and absolute discretion waives such noncompliance, the chairman shall declare at the meeting that the stockholder's nomination or proposal was not properly made and the defective nomination or stockholder proposal shall be disregarded.

Section 14. Chairman of Meetings. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.



                                 ARTICLE III

                              BOARD OF DIRECTORS


Section 1. Power and Authority. The property, business and affairs of the Corporation shall be under the supervision and the direction of the Board of Directors. Such direction and supervision will not infringe on management's authority to manage the Corporation day-to-day. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number and Term. The number of directors which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors, provided that the total number of directors shall not be less than six (6) or more than twelve (12) director(s); and provided further that no reduction by the Board of Directors in the number of directors shall affect the term of any incumbent director. The directors shall be elected at the annual meeting of stockholders, except as provided herein. Each director so elected shall hold office until the next succeeding annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; or any such vacancies or newly created directorships may be filled by the stockholders at any meeting. Any directors so chosen to fill such vacancies or newly created directorships shall hold office until the next election of directors and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Section 4. Meetings. The first meeting of each newly elected Board, for which no notice shall be necessary, shall be held immediately following each annual meeting of the stockholders of the Corporation or any adjournment thereof, at the place of such annual meeting, or at such place and time as a majority of the members of the newly elected Board who are then present shall determine. All other meetings of the Board of Directors may be held within or without the State of Delaware as may be provided in the resolution or notice calling such meeting. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time provide and without any notice other than the resolution or action providing therefor. Special meetings of the Board of Directors shall be held at any time upon the call of the Chairman of the Board; or in the absence or disability of the Chairman of the Board, the Vice Chairman or President; or by the Chairman of the Board or the Corporate Secretary upon the written request of any two (2) members of the Board. A meeting of a committee shall be held at any time upon the call of the Chairman of a Committee, or the Chairman of the Board, or the Chairman or Corporate Secretary upon written request of any two (2) members of a Committee.

Section 5. Notice Of Special and Committee Meetings. Notice of all special meetings of the Board of Directors shall be given to each director, which notice shall state the time and place of each meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Like notice of all meetings of the committees of the Board of Directors shall be given to each member of the appropriate committee. Such notice shall be mailed, postage prepaid, at least five (5) days before such meeting, addressed to the last known residence or place of business of each director or, at least twenty-four (24) hours before such meeting, shall be sent to him or her at such place by telegraph, cable, telecopier or similar means or personally served on him or her in person or by telephone. The individual(s) calling a meeting shall give notice, or cause notice to be given, for such meeting.

Section 6. Waiver of Notice. A written waiver of notice, signed by the director entitled to notice, whether before or after the time
               stated therein, shall be deemed equivalent to notice.   Neither
               the business to be transacted at, nor the purpose of any annual or special meeting need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. Attendance of a director at any meeting, whether regular or special, shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. A majority of the directors then in office (but in no event less than one-third of the total number of directors authorized by the Board pursuant to Article III, Section 2) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum shall be present shall be an act of the Board of Directors except as may be otherwise specifically required by law or the Certificate of Incorporation or these By-Laws; and if less than a quorum may be present at any meeting, those present may adjourn from time to time to another time and place until a quorum shall be present, without notice other than announcement at the meeting of such other time and place.

Section 8. Telephone Meeting. Members of the Board of Directors or any committee designated by the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment whereby all participants can hear each other and such participation shall constitute presence in person at the meeting.

Section 9. Committees of Directors Designated by Board. The Board of Directors may by resolution or resolutions adopted by a majority of the whole Board of Directors designate two or more directors to constitute an executive committee, audit committee, compensation committee, nominating committee, or such other committee or committees as the Board of Directors may from time to time deem advisable. Except to the extent restricted by law, any said committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation to the extent provided in said resolutions and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

Section 10. Committees of Directors Designated by Chairman. The Chairman of the Board of Directors may designate such advisory committees from time to time as the Chairman of the Board of Directors deems necessary and proper, to perform such duties as may be determined by such chairman at the time of their designation or as may be modified thereafter by such chairman; provided, however, that any such advisory committee or committees shall have and may exercise only the power to recommend action to the Board of Directors. Each advisory committee shall consist of two or more individuals (with such alternates, if any, as may be deemed desirable) selected by the Chairman of the Board of Directors, who may but need not be members of the Board of Directors.

Section 11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action which is required or permitted to be taken at a meeting of the directors or of any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all members of the Board or of the committee, as the case may be. Such consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or the committee, as the case may be.

Section 12. Compensation of Directors. Unless otherwise restricted by law or by the Certificate of Incorporation, directors, as such, shall receive such compensation, if any, for their services as the Board shall, from time to time, determine; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. Chairman of the Board. The Chairman of the Board, if any, may sign certificates for shares of the Corporation and shall perform such other duties and have such other responsibilities as may, from time to time, be determined by the Board of Directors.

Section 14. Vice-Chairman of the Board. The Vice-Chairman of the Board, if any, shall exercise and perform such duties and have such other responsibilities as may be from time to time assigned to him by the Board of Directors or the Chairman of the Board.

Section 15. Removal of Directors. At a meeting called expressly for that purpose, the entire Board of Directors or any member thereof may be removed, with or without cause, by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.


                                  ARTICLE IV

                                   OFFICERS


Section 1. Number. The officers of this Corporation shall be elected by the Board of Directors and shall consist of a President and a Secretary and such other or additional officers (including, without limitation, one or more Vice Presidents, a Treasurer, a Controller, and one or more Assistant Treasurers, Assistant Secretaries or Assistant Controllers) as the Board of Directors may designate. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, any two or more offices, except those of President and Vice-President, may be held by one and the same person.

Section 2. Qualifications. The officers need not be members of the Board of Directors and they need not be residents of the State of Delaware.

Section 3. Election of Officers. Officers shall be elected by the Board at its first meeting after the election of directors at the annual meeting of stockholders and at such other times as deemed appropriate or necessary by the Board. All officers shall serve at the will of the Board or until their successors are elected and may be removed either with or without cause by the Board of Directors.

Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 5. Expense Reimbursement. The Corporation may adopt, from time to time, a policy with respect to reimbursement of expenses incurred on behalf of the Corporation by its officers and/or employees. Reimbursement of such expenses shall be in accordance with the requirements imposed by the Internal Revenue Code for substantiation of such expenses as deductible business expenses to the Corporation.

                                  ARTICLE V

                              DUTIES OF OFFICERS


Section 1. President. The President, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, shall preside at all meetings of the stockholders and all meetings of the Board of Directors; the President may sign certificates for shares of the Corporation. Subject to the supervision and direction of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the day-to-day business and affairs of the Corporation, and he shall perform such other duties as may be delegated to him by the Board of Directors, the Chairman of the Board and Vice- Chairman of the Board. The President may sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the Corporation, except in cases where the signing thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general the President shall perform all duties incident to the office of President.

Section 2. Vice Presidents. The Vice Presidents, if any, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have such powers and designated titles, if any, and discharge such duties as may be assigned by the Board of Directors, and shall perform such other duties as may be delegated by the President.

Section 3. Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and perform like duties for the standing committees when required. The Corporate Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of special meetings of the Board of Directors and shall perform such other duties as are usually incident to the office of the secretary of a Corporation, as may be prescribed by the Board of Directors or President. The Corporate Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature.

Section 4. Assistant Secretaries. The Assistant Secretary or, if there be more than one (1), the Assistant Secretaries shall, in the absence or disability of the Corporate Secretary, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as may be assigned by the President.

Section 5. Treasurer. The Treasurer, if any, shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, taking vouchers for such disbursements, and shall render to the President and the Board of Directors, from time to time, as may be required, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may be required by the Board of Directors or the President.

Section 6. Assistant Treasurers. The Assistant Treasurers, in the order designated by the President shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and such other duties as may be required by the President.






                                  ARTICLE VI

                     STOCK CERTIFICATES AND RECORD DATES


Section 1. Stock Certificates. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. The Board of Directors may authorize the issuance of a new certificate or certificates of stock in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Transfer of Stock. The shares of stock of the Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like or greater number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require. Except as otherwise expressly provided by the statutes of the State of Delaware, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 4. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                 ARTICLE VII

                              GENERAL PROVISIONS


Section 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December of each year, unless and until the same shall be modified by resolution of the Board of Directors.

Section 5. Checks, Notes, Drafts, etc. All checks, notes, drafts or other orders for the payment of money of the Corporation may be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or any officer or officers authorized by the Board of Directors to make such designations.

Section 6. Execution of Contracts, Deeds, etc. The Board of Directors may authorize any director or directors, officer or officers, agent or agents, to enter into or execute and deliver in the name and on behalf of the Corporation any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the President from time to time may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other Corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other Corporation. If one or more attorneys or agents are appointed, the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the circumstances.


                                 ARTICLE VIII

                               INDEMNIFICATION


Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.     Notwithstanding the provisions of Sections 1 and 2 of this
               Article VIII, to the extent that any person specified in Sections 1 or 2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against all expenses (including attorneys' fees), actually or reasonably incurred by such person in connection therewith.

Section 4. Reasonable expenses (including attorneys' fees) incurred by any person specified in Sections 1 and 2 of this Article VIII in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as provided in this Article VIII.

Section 5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6. All rights provided any person by this Article VIII shall be contract rights. No amendment, alteration, addition, change or repeal of this Article VIII, or any other provisions of the Certificate of Incorporation or of the By-Laws shall in any way impair or reduce the rights to indemnification or advancement of expenses provided by this Article VIII to such person with respect to any acts or omissions of such person occurring prior to the time of such amendment, alteration, addition, change or repeal.

Section 7.     Notwithstanding the provisions of Sections 1, 2 and 4 of this
               Article VIII, if the Delaware General Corporation Law is amended to permit greater rights to indemnification or advancement of expenses than that provided in this Article VIII, then the persons specified in Sections 1, 2 or 4 shall be granted such greater rights to the full extent permitted by the Delaware General Corporation Law as so amended.

Section 8. In the event that any part of the Article VIII shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected and the Corporation shall indemnify the persons specified in Sections 1 and 2 to the full extent required by the remaining parts of this Article VIII and to the full extent permitted by the Delaware General Corporation Law.


                                  ARTICLE IX

                                  AMENDMENTS


Section 1. Amendments. The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.





Corporate Secretary